

<ARTICLE> 5
<RESTATED>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                          66,200
<SECURITIES>                                         0
<RECEIVABLES>                                  616,000<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    370,000
<CURRENT-ASSETS>                             1,221,500<F2>
<PP&E>                                       3,261,100
<DEPRECIATION>                               1,489,600
<TOTAL-ASSETS>                               4,200,000<F2>
<CURRENT-LIABILITIES>                        1,049,500
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     479,200
<TOTAL-LIABILITY-AND-EQUITY>                 4,200,000
<SALES>                                      1,114,100<F3>
<TOTAL-REVENUES>                             1,147,200
<CGS>                                          678,500
<TOTAL-COSTS>                                  678,500
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              13,900
<INCOME-PRETAX>                                173,200<F4>
<INCOME-TAX>                                    65,900
<INCOME-CONTINUING>                            107,300<F4>
<DISCONTINUED>                                 127,600<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   234,900
<EPS-PRIMARY>                                     3.18
<EPS-DILUTED>                                     3.08

<F1>Amount shown is net of allowances.

<F2>Included within current assets and total assets are net assets of discontinued operations of $26,800.

<F3>Excludes 1997 sales from the discontinued Packaging business segment of
$1,346,600.

<F4>Includes a pretax gain of $103,100 ($63,000 after-tax) on the sale of
Grace's specialty polymers business and a pretax provision of $12,400 ($8,000 after-tax) relating to restructuring costs.

<F5>Represents a $19,000 ($12,400 after-tax) reversal of previously recorded provisions for Grace's cocoa business and after-tax income of $115,200 from the Packaging business.

<F6> Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business as net income of discontinued operations.


